EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-131322, effective January 27, 2006, File No. 333-65469, effective October 8, 1998 and File No. 333-161737, effective September 4, 2009) of Environmental Tectonics Corporation and Subsidiaries, of our report, dated May 26, 2011, except for Note 1, as to which the date is August 2, 2012

/s/ Friedman LLP
East Hanover, New Jersey
August 2, 2012